Exhibit 99.1

The Carlyle Group Announces Third Quarter 2015 Financial Results
Washington, DC, October 28, 2015 – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the third quarter ended September 30, 2015.

Carlyle Co-CEO David M. Rubenstein said, “Carlyle's diverse platform produced strong cash flows during the third quarter despite global market declines. Our fund investors continued to entrust us with significant new capital as long term performance remains strong and our investment capabilities continue to expand. Third quarter Economic Net Income was largely driven by portfolio valuations on the final day of September, and since then global markets and valuations have moved higher. Our core business trends remain unaffected by these short term movements.”

Carlyle Co-CEO William E. Conway, Jr. said, “The fundamentals of our business are healthy and our portfolio is in good shape. We recently announced a number of attractive new investments and exits which should close in the coming few quarters, positioning us to deploy capital at a level in line with our historic pace and generating attractive levels of Distributable Earnings for our unitholders.”

U.S. GAAP results for Q3 2015 included loss before provision for income taxes of $(529) million, and net loss attributable to the common unitholders through The Carlyle Group L.P. of $(84) million, or net loss per common unit of $(1.11), on a diluted basis. Total balance sheet assets were $33 billion as of September 30, 2015.
In addition to this release, Carlyle issued a full detailed presentation of its third quarter 2015 results, which can be viewed on the investor relations section of our website at ir.carlyle.com.
Distribution
The Board of Directors has declared a quarterly distribution of $0.56 per common unit to holders of record at the close of business on November 16, 2015, payable on November 24, 2015.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, October 28, 2015 to announce its third quarter 2015 financial results.
The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.

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About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $188 billion of assets under management across 126 funds and 160 fund of funds vehicles as of September 30, 2015. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,700+ people in 35 offices across six continents.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 26, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Elizabeth Gill
Phone: +1 (212) 813-4527	Phone: +1 (202) 729-5385
daniel.harris@carlyle.com	elizabeth.gill@carlyle.com

Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary

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